                                                                    EXHIBIT 11.1

                                  UTILX CORPORATION

                STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                           Quarter Ended December 31
                                                    -------------------------------------
                                                            1996               1995

                                                     Earnings    Shares  Earnings   Shares
                                                     --------    ------  --------   ------
                                                   (In Thousands, Except Per Share Amounts)
Primary earnings per common share:

Net earnings available for common stock and
     weighted average common shares
     outstanding                                      $1,756     7,178    $  104     7,185
Stock options and warrants assumed
     exercised - net                                               152                   7
                                                      ------    ------    ------    ------

Total net earnings and primary common
     shares                                           $1,756     7,330    $  104     7,192
                                                      ------    ------    ------    ------
                                                      ------    ------    ------    ------

Primary earnings per common share                      $ .24              $  .01
                                                      ------              ------
                                                      ------              ------


Fully diluted earnings per common share:

Net earnings available for common stock and
     weighted average common shares
     outstanding                                      $1,756     7,178    $  104     7,185
Stock options and warrants assumed
     exercised - net                                               256                   7
                                                      ------    ------    ------    ------

Total net earnings and fully diluted common
     shares                                           $1,756     7,434    $  104     7,192
                                                      ------    ------    ------    ------
                                                      ------    ------    ------    ------

Fully diluted earnings per common share               $  .24              $  .01
                                                      ------              ------
                                                      ------              ------



                                                                    EXHIBIT 11.1

                                  UTILX CORPORATION

                STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                       Nine Months Ended December 31,
                                                     -----------------------------------
                                                          1996                1995

                                                                        Earnings
                                                     Earnings  Shares    (Loss)   Shares
                                                     --------  -------   ------   ------
                                                  (In Thousands, Except Per Share Amounts)
Primary earnings (loss) per common share:
Net earnings (loss) available for common
     stock and weighted average common
     shares outstanding                               $2,925     7,182    $ (849)    7,185
Stock options and warrants assumed
     exercised - net                                               103
                                                      ------    ------    ------    ------


Total net earnings (loss) and primary
     common shares                                    $2,925     7,285    $ (849)    7,185
                                                      ------    ------    ------    ------
                                                      ------    ------    ------    ------

Primary earnings (loss) per common share              $  .40              $ (.12)
                                                      ------              ------
                                                      ------              ------


Fully diluted earnings (loss) per common
     share:
Net earnings (loss) available for common
     stock and weighted average common
     shares outstanding                               $2,925     7,182    $ (849)    7,185
Stock options and warrants assumed
     exercised - net                                               143
                                                      ------    ------    ------    ------
Total net earnings (loss) and fully diluted
     common shares                                    $2,925     7,325    $ (849)    7,185
                                                      ------    ------    ------    ------
                                                      ------    ------    ------    ------
Fully diluted earnings (loss) per common
     share                                            $  .40              $ (.12)
                                                      ------              ------
                                                      ------              ------


